David  T.
  Thomson  P.C.                          Certified  Public  Accountant
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Securities  and  Exchange  Commission
Mail  Stop  11-3
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sirs/Madams:

I have read Item 4 of Shoreside Investments, Inc.'s Form 8-K dated September 30, 2003, and have the following comments:

     1. I agree with the statements made in Item 4 (a) except for the second sentence of the first paragraph. I have no basis on which to agree or disagree with the statements made in that sentence.

     2. I have no basis on which to agree or disagree with the statements made in Item 4 (b).

Very  truly  yours,

/s/  David  T.  Thomson,  P.C.
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David  T.  Thomson  P.C.
September  30,  2003